UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

--------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 21, 2005


                             CATCHER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                    000-50299                   62-0201385
  (State or Other               (Commission               (I.R.S. Employer
  Jurisdiction of               File Number)            Identification Number)
   Incorporation)

                             39526 CHARLESTOWNE PIKE
                            HAMILTON, VIRGINIA 20158
          (Address of Principal Executive Offices, including zip code)

                                 (540) 882-3087
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ADOPTION OF 2005 STOCK INCENTIVE PLAN AND TERMINATION OF PRIOR PLANS

On October 24, 2005, the Board of Directors (the "Board") of Catcher Holdings, Inc., a Delaware corporation (the "Company"), approved the Company's 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan"). The Company has reserved 2,219,000 shares of the Company's Common Stock for issuance under the 2005 Stock Incentive Plan, subject to adjustment for a stock split, or any future stock dividend or other similar change in the Company's Common Stock or capital structure. No awards have yet been granted under the 2005 Stock Incentive Plan and therefore 2,219,000 shares of the Company's Common Stock remain available for grant. The continuance of the 2005 Stock Incentive Plan is subject to approval of the plan by the Company's stockholders, which approval must be obtained within the next 12 months.

In addition, on October 24, 2005, the Board terminated the Employee Stock Plan and Director Stock Plan that the Board previously had approved on June 24, 2005 (the "Prior Plans"). The Prior Plans had been approved subject to stockholder approval. The Prior Plans never became effective and no awards were granted under the Prior Plans prior to their termination.

The 2005 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as "awards." Stock options granted under the 2005 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

The Board or a committee designated by the Board, referred to as the "plan administrator," will administer the 2005 Stock Incentive Plan, including selecting the participants, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award and determining the vesting and exercise periods of each award.

The maximum number of shares subject to options and stock appreciation rights that may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant's commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The maximum number of awards of restricted stock and restricted stock units that are intended to be performance-based compensation under 162(m) of the Internal Revenue Code that may be granted to a participant during a calendar year is 1,000,000 shares.

In the event of a change in control of the Company where the acquiror does not assume awards granted under the 2005 Stock Incentive Plan, the awards outstanding under the 2005 Stock Incentive Plan will become fully vested (immediately prior to the change in control) and terminate upon the consummation of the change in control.

Unless terminated sooner, the 2005 Stock Incentive Plan will automatically terminate in 2015. The Board will have authority to amend or terminate the 2005 Stock Incentive Plan. No amendment or termination of the 2005 Stock Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the 2005 Stock Incentive Plan in such a manner and to such a degree as required.

Copies of the 2005 Stock Incentive Plan and the form of stock option agreement thereunder are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively. The foregoing description is only a summary and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 attached hereto.

APPROVAL OF NON-EMPLOYEE DIRECTOR CASH COMPENSATION TERMS

On October 24, 2005, the Board approved the non-employee director cash compensation terms described on Exhibit 10.3 attached hereto and incorporated by reference herein.

DOCUMENTATION OF GRANT TO MR. GILFORD OF STOCK OPTION

On October 24, 2005, the Board approved the form of option agreement evidencing the grant to Mr. Gilford of an option to purchase 918,000 shares of the Company's Common Stock at an exercise price of $3.74 per share. The Board had previously approved the option grant to Mr. Gilford on June 24, 2005, but the form of option agreement was not finalized and approved by the Board until October 24, 2005. This option was granted on June 24, 2005 outside of any stock incentive plan of the Company. The "First Tranche" of the option represents the right to purchase 580,000 shares. 25% of the shares subject to the First Tranche vested on June 16, 2005 (the "Vesting Commencement Date"), and 1/36 of the remaining shares subject to the First Tranche vest on each monthly anniversary of the Vesting Commencement Date, such that the shares subject to the First Tranche will be fully vested three years after the Vesting Commencement Date. The "Second Tranche" of the option represents the right to purchase 193,000 shares. 25% of the shares subject to the Second Tranche vest 12 months after the Vesting Commencement Date and 1/36 of the remaining shares subject to the Second Tranche vest on each monthly anniversary of the Vesting Commencement Date thereafter, such that the shares subject to the Second Tranche will be fully vested four years after the Vesting Commencement Date. The "Third Tranche" of the option represents the right to purchase 145,000 shares. 25% of the shares subject to the Third Tranche vest 24 months after the Vesting Commencement Date and 1/36 of the remaining shares subject to the Third Tranche vest on each monthly anniversary of the Vesting Commencement Date thereafter, such that the shares subject to the Third Tranche will be fully vested five years after the Vesting Commencement Date. The vesting of the shares underlying the option accelerates in certain circumstances relating to the termination of Mr. Gilford's service to the Company or a change in control of the Company.

A copy of the stock option agreement with Mr. Gilford is attached to this Form 8-K as Exhibit 10.4. The foregoing description is only a summary and is qualified in its entirety by reference to Exhibit 10.4.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

From October 21 through October 27, 2005, a total of 22 investors holding Series A warrants to purchase shares of the Company's Common Stock made a partial exercise of such Series A warrants, purchasing an aggregate of approximately 1,108,000 shares of the Company's Common Stock in exchange for aggregate proceeds to the Company of approximately $1.66 million. A description of the Series A warrants is contained in the Form 8-K/A that we filed on July 15, 2005.

The Series A warrants were originally issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Section 4(2) and Rule 506 of Regulation D thereof in that the issuance of the warrants did not involve a public offering. Each of the holders of the warrants represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the warrants and the shares underlying the warrants for its own account for investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

As described above under Item 1.01 of this Form 8-K, on October 24, 2005, the Board effectuated the grant to Mr. Gilford of an option to purchase 918,000 shares of the Company's Common Stock at an exercise price of $3.74 per share. The Board had approved the grant on June 24, 2005, but the form of option agreement was not finalized and approved by the Board until October 24, 2005. A description of the option is set forth above under Item 1.01 of this Form 8-K. The Company intends to file a registration statement on Form S-8 to register the issuance of shares upon exercise of the option.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 24, 2005, the Board elected Harry L. Casari as a new director, to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. Also on October 24, 2005, the Board established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Casari was named Chairman of the Audit Committee and also was appointed to the Nominating and Corporate Governance Committee and the Compensation Committee.

There are no arrangements or understandings between Mr. Casari and any persons pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Casari that are reportable under Item 404(a) of Regulation S-K.

Mr. Casari, age 69, is currently a private investor. He worked as a Certified Public Accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a Partner. Mr. Casari received a BS degree in business administration from the University of Denver. He also serves as a member of the board of directors of Cohu, Inc., Meade Instruments Corp., Orange 21, Inc. and Axesstel, Inc.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     10.1  2005 Stock Incentive Plan.

     10.2  Form of Stock Option Agreement Under 2005 Stock Incentive Plan.

     10.3  Description of Non-Employee Director Cash Compensation Terms.

     10.4  Stock Option Agreement with Mr. Gilford.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CATCHER HOLDINGS, INC.


October 27, 2005              By:                /S/ JEFF GILFORD
                                   ---------------------------------------------
                                                   Jeff Gilford
                                              Chief Financial Officer